Exhibit 5.1

11 August 2008

China Medical Technologies Inc.

No. 24 Yong Chang North Road

Beijing Economic-Technological Development Area

Beijing 100176

P.R.C.

Dear Sirs

CHINA MEDICAL TECHNOLOGIES, INC.

We have acted as Cayman Islands legal advisers to China Medical Technologies, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on August 11, 2008 relating to the offering of ordinary shares of par value of US$0.10 per share (the “Ordinary Shares”) by the Company, in the form of American Depositary Shares (the “ADSs”), the debt securities and warrants and the Ordinary Shares underlying the ADSs issuable upon the conversion or the exercise of such debt securities and warrants (the “Offering”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined copies or originals of the following documents:

1.	the Certificate of Incorporation dated July 6, 2004, the Certificate of Incorporation on Change of Name dated July 22, 2004, the Second Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on July 11, 2005 and became effective on August 10, 2005, the minute book, the Register of Members, Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on August 7, 2008;

2.	a Certificate of Good Standing dated August 7, 2008 issued by the Registrar of Companies;

3.	a copy of executed board minutes of the board of directors of the Company dated August 2, 2008; and

4.	the Registration Statement.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

WALKERS	Page 2

Based on the foregoing and subject to the assumptions below, we are of the opinion that under, and subject to, the laws of the Cayman Islands:

1.	The Company has been duly incorporated as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands.

2.	The authorised share capital of the Company is US$50,000,000 divided into 500,000,000 ordinary shares of a nominal or par value US$0.10 each.

3.	The issue and allotment of all the Ordinary Shares (including the Ordinary Shares issuable upon the conversion of the Company’s debt securities or the exercise of its warrants, as applicable), pursuant to the Offering has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and when appropriate entries have been made in the register of members of the Company, the Ordinary Shares will be validly and legally issued and allotted, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Ordinary Shares).

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Validity of Securities” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

We have assumed that:

1.	the originals of all documents examined in connection with this opinion are authentic, all signatures, initials and seals are genuine, all such documents purporting to be sealed have been so sealed and all copies are complete and conform to their originals.

2.	there is no contractual or other provision (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations as contemplated in the Offering.

3.	the Certificate of Incorporation dated July 6, 2004, the Certificate of Incorporation on Change of Name dated July 22, 2004, the Second Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on July 11, 2005 and became effective on August 10, 2005, the minute book, the Register of Members, Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on August 7, 2008 are true and correct copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

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This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS